Exhibit 99.1

News Release

NOT FOR IMMEDIATE RELEASE

ACCO BRANDS REPORTS THIRD QUARTER RESULTS

•
Achieved solid North America back-to-school sell through; Five Star outperformed the market
•
Realized double-digit sales and profit growth in the International segment, led by Latin America
•
Implemented multiple cost and pricing actions to improve margin profile
•
Generated $88 million in cash from operations; adjusted free cash flow of $84 million
•
Increased financial flexibility with a new bank amendment
•
Declared $0.075 quarterly dividend

LAKE ZURICH, ILLINOIS, November 7, 2022 - ACCO Brands Corporation (NYSE: ACCO) today announced its third quarter results for the period ended September 30, 2022.

"Our third quarter results were in line with our October 13th update. During the quarter, our North America segment had strong sell-through in back-to-school, office and technology categories; however, these improvements were more than offset by retailers' more cautious approach to inventory replenishment. In Europe, the current energy crisis and significant inflation have created a more challenging macroeconomic environment, impacting sales and profits in our EMEA segment. Our International segment delivered excellent results with double digit growth in sales and profits. To offset the near-term macroeconomic challenges, we have implemented cost savings and pricing actions" said Boris Elisman, Chairman and Chief Executive Officer of ACCO Brands.

"We remain confident in our strategy and that the solid fundamentals of our overall business have us well positioned for long-term profitable growth. The Company is well-capitalized and generates robust free cash flow which will enable us to successfully navigate the current economic environment. Our strategic transformation plan to be a more consumer, brand, and technology centric company remains on track," added Elisman.

Third Quarter Results

Net sales declined 7.8 percent to $485.6 million from $526.7 million in 2021. Adverse foreign exchange reduced sales $29.9 million, or 5.7 percent. Comparable sales fell 2.1 percent. Both reported and comparable sales declines were due to lower inventory replenishment by retailers and a challenging demand environment in many countries, especially in Europe. These more than offset global price increases and strong volume growth in our International segment.

Operating loss was $63.0 million versus operating income of $38.6 million in 2021 primarily due to a non-cash goodwill impairment charge of $98.7 million related to the North America segment. Adjusted operating income decreased to $42.8 million from $57.0 million in the prior year. Both reported and adjusted operating loss/income reflect the impact of higher inflation which was not fully offset by price increases, lower volume and adverse foreign exchange of $1.9 million, partially offset by lower incentive compensation expense.

The Company reported a net loss of $68.7 million, or ($0.73) per share, compared with net income of $20.2 million, or $0.21 per share, last year. The net loss is primarily due to the non-cash goodwill impairment charge of $98.7 million, with no associated tax benefit. Foreign currency exchange reduced reported earnings per share by $0.01. Adjusted net income was $24.1 million, or $0.25 per share, compared with $31.7 million, or $0.33 per share in 2021. The declines in underlying net income and adjusted net income were due to the items noted above in operating income, partially offset by lower net interest expense and a lower tax rate.

Business Segment Results

ACCO Brands North America - Sales of $257.2 million decreased 10.5 percent from $287.5 million in 2021 and comparable sales declined 10.0 percent to $258.5 million. The decreases in both were primarily due to lower volumes related to inventory destocking by retailers and lower sales of gaming accessories, partially offset by price increases and higher sales of computer accessories.

Operating loss was $78.4 million versus operating income of $34.6 million in 2021. The loss is primarily due to the $98.7 million non-cash goodwill impairment charge. Adjusted operating income of $25.8 million decreased from $41.6 million in 2021. The decreases in operating income and adjusted operating income reflect the impact of lower sales and gross margins from higher inflation on purchased finished goods and transportation, and increased go-to-market expense to support back-to-school sell-through.

ACCO Brands EMEA - Sales of $130.3 million decreased 19.1 percent from $161.1 million in 2021. The impact of adverse foreign exchange reduced sales $24.1 million, or 15.0 percent. Comparable sales of $154.4 million decreased 4.1 percent. Both reported and comparable sales declines were due to lower volumes which more than offset price increases. In Europe, the current energy crisis and significant inflation have created a more challenging macroeconomic environment impacting sales.

The segment posted operating income of $4.9 million compared with operating income of $13.4 million in 2021. Adjusted operating income was $7.4 million, down from $17.3 million in 2021. The decreases in both operating income and adjusted operating income were due to lower sales and reduced gross margins reflecting negative fixed cost leverage and higher costs for raw materials and freight due to significant inflation.

ACCO Brands International - Sales of $98.1 million increased 25.6 percent from $78.1 million in 2021 due to increased volume and higher prices, primarily in Latin America from in-person education. Adverse foreign exchange reduced sales by $4.5 million. Comparable sales were $102.6 million, up 31.4 percent, for the same reasons.

Operating income of $17.3 million increased from $7.3 million in 2021 due primarily to higher sales and improved expense leverage. Adjusted operating income of $19.2 million increased from $9.8 million due to the same factors.

Nine Month Results

Net sales decreased 0.5 percent to $1,448.2 million from $1,455.0 million in 2021. The unfavorable impact of foreign exchange reduced sales by $68.4 million, or 4.7 percent. Comparable sales increased 4.2 percent. Both reported and comparable sales reflect the benefit of higher prices in all segments and strong volume growth in the International segment, partially offset by lower volumes in EMEA due to the challenging macroeconomic environment, and in North America due to weaker sales of gaming accessories.

Operating loss of $0.8 million compares to operating income of $87.4 million in 2021, primarily due to the non-cash goodwill impairment charge of $98.7 million, partially offset by the favorable change of $25.5 million related to the PowerA contingent earnout. Adjusted operating income declined to $123.5 million from $148.8 million last year. Both reported and adjusted operating loss/income reflect the impact of inflation that exceeded the benefit of price increases, partially offset by reduced incentive compensation expense. Unfavorable foreign exchange reduced operating income $4.1 million.

Net loss was $32.0 million, or ($0.33) per share, compared with net income of $48.4 million, or $0.50 per share, in 2021, reflecting the changes in reported operating income noted above. In addition, prior year net income included expenses related to the debt refinancing which did not repeat in 2022. Adjusted net income was $70.5 million, compared with $83.7 million in 2021, and adjusted earnings per share were $0.73 compared with $0.86 in 2021. The declines in adjusted net income reflect the changes noted above for adjusted operating income, partially offset by lower net interest expense.

Capital Allocation and Dividend

Year to date, the Company had $9.6 million of net cash outflow from operating activities. Adjusted free cash outflow of $12.0 million represents cash used by operating activities of $9.6 million, excluding cash payments made for the PowerA contingent earnout of $9.2 million, less cash used for additions to property, plant and equipment of $11.8 million, plus cash proceeds from the disposition of assets of $0.2 million. Year to date, the Company paid $21.5 million in dividends and repurchased 2.7 million shares for $19.4 million.

Effective November 7, 2022, the Company entered into an amendment to its bank credit agreement which increases its maximum consolidated leverage ratio covenant, beginning with the fourth quarter of 2022, and favorably amends several other items.

ACCO Brands announced on November 7, 2022, that its board of directors declared a regular quarterly cash dividend of $0.075 per share. The dividend will be paid on December 12, 2022, to stockholders of record as of the close of business on November 25, 2022.

"ACCO Brands has a transformed product portfolio that is more consumer, brand and technology centric and geographically diverse, which will deliver sustainable organic revenue growth as global economies recover. Furthermore, we believe our price increases, productivity improvement and cost reduction actions, together with an expected moderation of inflation, position us well for margin expansion, and profitability and cash flow improvement in the year ahead," Elisman added.

Reaffirming Full Year 2022 Outlook

The full year outlook reflects a moderating demand environment for the remainder of the year, continuing cost inflation, and adverse foreign currency exchange. However, the Company anticipates sequential gross margin improvement in the fourth quarter, as its pricing and cost reduction actions further mitigate the impact of cumulative inflationary cost increases. The full year impact of foreign currency translation is expected to reduce net sales by 4.5% and adjusted EPS by $0.05.

Full Year 2022 Outlook

Net Sales*	$1.940 to $1.980 billion
Comparable Net Sales Growth	0% to 2%

Adjusted EPS	$1.05 to $1.10

Adjusted Free Cash Flow	$90M to $100M

Adjusted Tax Rate	Approximately 29%

Consolidated Leverage Ratio	3.8x to 3.9x
(*) Based on spot rates as of 10/31/2022

Webcast

At 8:30 a.m. EDT on November 8, 2022, ACCO Brands Corporation will host a conference call to discuss the Company's third quarter 2022 results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event.

About ACCO Brands Corporation

ACCO Brands, the Home of Great Brands Built by Great People, designs, manufactures and markets consumer and end-user products that help people work, learn, play and thrive. Our widely recognized brands include AT-A-GLANCE®, Five Star®, Kensington®, Leitz®, Mead®, PowerA®, Swingline®, Tilibra® and many others. More information about ACCO Brands Corporation (NYSE: ACCO) can be found at www.accobrands.com.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this earnings release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the "About Non-GAAP Financial Measures" section of this earnings release.

Forward-Looking Statements

Statements contained herein, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, strategies, business operations and similar matters, results of operations, liquidity and financial condition, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Our outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding the impact of the COVID-19 pandemic and the war in Ukraine; changes in the competitive landscape, including ongoing uncertainties in the traditional office products channels; as well as the impact of inflation and global economic uncertainties, fluctuations in foreign currency exchange rates and acquisitions; and the other factors described below.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: our ability to improve profitability and adjusted free cash flow in the near-term by curtailing hiring, reducing inventory and limiting discretionary spending and capital expenditures; our ability to obtain additional price increases and realize longer-term cost reductions; the ongoing impact of the COVID-19 pandemic; a relatively limited number of large customers account for a significant percentage of our sales; issues that influence customer and consumer discretionary spending during periods of economic uncertainty or weakness; risks associated with foreign currency exchange rate fluctuations; challenges related to the highly competitive business environment in which we operate; our ability to develop and market innovative products that meet consumer demands and to expand into new and adjacent product categories that are experiencing higher growth rates; our ability to successfully expand our business in emerging markets and the exposure to greater financial, operational, regulatory, compliance and other risks in such markets; the continued decline in the use of certain of our products; risks associated with seasonality; the sufficiency of investment returns on pension assets, risks related to actuarial assumptions, changes in government regulations and changes in the unfunded liabilities of a multi-employer pension plan; any impairment of our intangible assets; our ability to secure, protect and maintain our intellectual property rights, and our ability to license rights from major gaming console makers and video game publishers to support our gaming business; continued disruptions in the global supply chain; risks associated with changes in the cost or availability of raw materials, transportation, labor, and other necessary supplies and services and the cost of finished goods; the continued global shortage of microchips which are needed in our gaming and computer accessories businesses; risks associated with outsourcing production of certain of our products, information technology systems and other administrative functions; the failure, inadequacy or interruption of our information technology systems or its supporting infrastructure; risks associated with a cybersecurity incident or information security breach, including that related to a disclosure of personally identifiable information; our ability to grow profitably through acquisitions; our ability to successfully integrate acquisitions and achieve the financial and other results anticipated at the time of acquisition, including planned synergies; risks associated with our indebtedness, including limitations imposed by restrictive covenants, our debt service obligations, and our ability to comply with financial ratios and tests; a change in or discontinuance of our stock repurchase program or the payment of dividends; product liability claims, recalls or regulatory actions; the impact of litigation or other legal proceedings; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements, the costs of compliance and the impact of changes in such laws; our ability to attract and retain qualified personnel; the volatility of our stock price; risks associated with circumstances outside our control, including those caused by public health crises, such as the occurrence of contagious diseases like COVID-19, severe weather events, war, terrorism and other geopolitical incidents; and other risks and uncertainties described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and in other reports we file with the Securities and Exchange Commission.

For further information:

Christopher McGinnis	Julie McEwan
Investor Relations	Media Relations
(847) 796-4320	(937) 974-8162

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2022	December 31, 2021
(in millions)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$78.0	$41.2
Accounts receivable, net	351.3	416.1
Inventories	431.0	428.0
Other current assets	53.9	39.6
Total current assets	914.2	924.9
Total property, plant and equipment	577.5	656.4
Less: accumulated depreciation	(392.3)	(441.8)
Property, plant and equipment, net	185.2	214.6
Right of use asset, leases	88.5	105.2
Deferred income taxes	98.4	115.9
Goodwill	666.9	802.5
Identifiable intangibles, net	838.5	902.2
Other non-current assets	37.5	26.0
Total assets	$2,829.2	$3,091.3
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$1.3	$9.4
Current portion of long-term debt	27.3	33.6
Accounts payable	214.4	308.2
Accrued compensation	39.4	56.9
Accrued customer program liabilities	88.9	101.4
Lease liabilities	20.9	24.4
Current portion of contingent consideration	—	24.8
Other current liabilities	111.4	149.9
Total current liabilities	503.6	708.6
Long-term debt, net	1,045.0	954.1
Long-term lease liabilities	75.1	89.0
Deferred income taxes	139.2	145.2
Pension and post-retirement benefit obligations	176.9	222.3
Contingent consideration	—	12.0
Other non-current liabilities	108.1	95.3
Total liabilities	2,047.9	2,226.5
Stockholders' equity:
Common stock	1.0	1.0
Treasury stock	(43.4)	(40.9)
Paid-in capital	1,895.2	1,902.2
Accumulated other comprehensive loss	(555.6)	(535.5)
Accumulated deficit	(515.9)	(462.0)
Total stockholders' equity	781.3	864.8
Total liabilities and stockholders' equity	$2,829.2	$3,091.3

ACCO Brands Corporation and Subsidiaries

Consolidated Statements of Income (Unaudited)

(In millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Net sales	$485.6	$526.7	(7.8)%	$1,448.2	$1,455.0	(0.5)%
Cost of products sold	348.2	369.5	(5.8)%	1,041.2	1,018.2	2.3%
Gross profit	137.4	157.2	(12.6)%	407.0	436.8	(6.8)%
Operating costs and expenses:
Selling, general and administrative expenses	93.9	101.8	(7.8)%	284.3	293.5	(3.1)%
Amortization of intangibles	9.9	11.6	(14.7)%	31.5	35.2	(10.5)%
Restructuring charges	0.1	0.3	(66.7)%	2.3	4.2	(45.2)%
Goodwill impairment	98.7	—	NM	98.7	—	NM
Change in fair value of contingent consideration	(2.2)	4.9	NM	(9.0)	16.5	NM
Total operating costs and expenses	200.4	118.6	69.0%	407.8	349.4	16.7%
Operating (loss) income	(63.0)	38.6	NM	(0.8)	87.4	NM
Non-operating expense (income):
Interest expense	12.1	11.2	8.0%	32.6	36.0	(9.4)%
Interest income	(2.6)	(0.6)	NM	(6.2)	(1.2)	NM
Non-operating pension income	(0.5)	(2.3)	(78.3)%	(3.2)	(5.6)	(42.9)%
Other (income) expense, net	(7.4)	0.1	NM	(10.2)	4.0	NM
(Loss) income before income tax	(64.6)	30.2	NM	(13.8)	54.2	NM
Income tax expense	4.1	10.0	NM	18.2	5.8	NM
Net (loss) income	$(68.7)	$20.2	NM	$(32.0)	$48.4	NM

Per share:
Basic (loss) income per share	$(0.73)	$0.21	NM	$(0.33)	$0.51	NM
Diluted (loss) income per share	$(0.73)	$0.21	NM	$(0.33)	$0.50	NM

Weighted average number of shares outstanding:
Basic	94.5	95.6		95.6	95.4
Diluted	94.5	97.3		95.6	97.0

Cash dividends declared per common share	$0.075	$0.065		$0.225	$0.195

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021		2022	2021
Gross profit (Net sales, less Cost of products sold)	28.3%	29.8%		28.1%	30.0%
Selling, general and administrative expenses	19.3%	19.3%		19.6%	20.2%
Operating (loss) income	(13.0)%	7.3%		(0.1)%	6.0%
(Loss) income before income tax	(13.3)%	5.7%		(1.0)%	3.7%
Net (loss) income	(14.1)%	3.8%		(2.2)%	3.3%
Income tax rate	(6.3)%	33.1%		(131.9)%	10.7%

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(in millions)	2022	2021
Operating activities
Net (loss) income	$(32.0)	$48.4
Amortization of inventory step-up	—	3.0
Payments of contingent consideration	(9.2)	—
Gain on disposal of assets	(0.1)	—
Change in fair value of contingent liability	(9.0)	16.5
Depreciation	28.6	29.4
Amortization of debt issuance costs	2.0	2.1
Amortization of intangibles	31.5	35.2
Stock-based compensation	7.8	12.2
Loss on debt extinguishment	—	3.7
Non-cash charge for goodwill impairment	98.7	—
Changes in balance sheet items:
Accounts receivable	48.8	(18.3)
Inventories	(20.9)	(116.2)
Other assets	(20.1)	(14.4)
Accounts payable	(80.8)	55.1
Accrued expenses and other liabilities	(47.2)	3.2
Accrued income taxes	(7.7)	(15.9)
Net cash (used) provided by operating activities	(9.6)	44.0
Investing activities
Additions to property, plant and equipment	(11.8)	(13.9)
Proceeds from the disposition of assets	0.2	—
Cost of acquisitions, net of cash acquired	—	15.4
Net cash (used) provided by investing activities	(11.6)	1.5
Financing activities
Proceeds from long-term borrowings	218.0	651.4
Repayments of long-term debt	(95.2)	(638.8)
Proceeds of notes payable, net	(7.6)	2.3
Payment for debt premium	—	(9.8)
Payments for debt issuance costs	—	(10.5)
Dividends paid	(21.5)	(18.6)
Payments of contingent consideration	(17.8)	—
Repurchases of common stock	(19.4)	—
Payments related to tax withholding for stock-based compensation	(2.5)	(0.9)
Proceeds from the exercise of stock options	4.3	2.4
Net cash provided (used) by financing activities	58.3	(22.5)
Effect of foreign exchange rate changes on cash and cash equivalents	(0.3)	(1.5)
Net increase in cash and cash equivalents	36.8	21.5
Cash and cash equivalents
Beginning of the period	41.2	36.6
End of the period	$78.0	$58.1

About Non-GAAP Financial Measures

We explain below how we calculate each of our non-GAAP financial measures and a reconciliation of our current period and historical non-GAAP financial measures to the most directly comparable GAAP financial measures follows.

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past and future financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, transaction and integration expenses associated with material acquisitions, the impact of foreign currency exchange rate fluctuations and acquisitions, unusual tax items, goodwill impairment charges, and other non-recurring items that we consider to be outside of our core operations. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the Company’s financial statements presented in accordance with GAAP.

Our non-GAAP financial measures include the following:

Comparable Sales: Represents net sales excluding the impact of material acquisitions with current-period foreign operation sales translated at prior-year currency rates. We believe comparable sales are useful to investors and management because they reflect underlying sales and sales trends without the effect of acquisitions and fluctuations in foreign exchange rates and facilitate meaningful period-to-period comparisons. We sometimes refer to comparable sales as comparable net sales.

Adjusted Gross Profit: Represents gross profit excluding the effect of the amortization of the step-up in inventory from material acquisitions. We believe adjusted gross profit is useful to investors and management because it reflects underlying gross profit without the effect of inventory adjustments resulting from acquisitions that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted Selling, General and Administrative (SG&A) Expenses: Represents selling, general and administrative expenses excluding transaction and integration expenses related to material acquisitions. We believe adjusted SG&A expenses are useful to investors and management because they reflect underlying SG&A expenses without the effect of expenses related to acquiring and integrating acquisitions that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons.

Adjusted Operating Income/Adjusted Income Before Taxes/Adjusted Net Income/Adjusted Net Income Per Diluted Share: Represents operating income, income before taxes, net income, and net income per diluted share excluding restructuring and goodwill impairment charges, the amortization of intangibles, the amortization of the step-up in value of inventory, the change in fair value of contingent consideration, transaction and integration expenses associated with material acquisitions, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancing, a bond redemption, or a pension curtailment, and other non-recurring items as well as all unusual and discrete income tax adjustments, including income tax related to the foregoing. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income and adjusted net income per diluted share, which is derived from adjusted net income. We sometimes refer to adjusted net income per diluted share as adjusted earnings per share or adjusted EPS.

Adjusted Income Tax Expense/Rate: Represents income tax expense/rate excluding the tax effect of the items that have been excluded from adjusted income before taxes, unusual income tax items such as the impact of tax audits and changes in laws, significant reserves for cash repatriation, excess tax benefits/losses, and other discrete tax items. We believe our adjusted income tax expense/rate is useful to investors because it reflects our baseline income tax expense/rate before benefits/losses and other discrete items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted EBITDA: Represents net income excluding the effects of depreciation, stock-based compensation expense, amortization of intangibles, the change in fair value of contingent consideration, interest expense, net, other (income) expense, net, and income tax expense, the amortization of the step-up in value of inventory, transaction and integration expenses associated with material acquisitions, restructuring and goodwill impairment charges, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancing, a bond redemption, or a pension curtailment and other non-recurring items. We believe adjusted EBITDA is useful to investors because it reflects our underlying cash profitability and adjusts for certain non-cash charges, and items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted Free Cash Flow: Represents cash flow from operating activities, excluding cash payments made for contingent earnouts, less cash used for additions to property, plant and equipment, plus cash proceeds from the disposition of assets. We believe adjusted free cash flow is useful to investors because it measures our available cash flow for paying dividends, funding strategic material acquisitions, reducing debt, and repurchasing shares.

Consolidated Leverage Ratio: Represents balance sheet debt, plus debt origination costs and less any cash and cash equivalents divided by adjusted EBITDA. We believe that consolidated leverage ratio is useful to investors since the company has the ability to, and may decide to use a portion of its cash and cash equivalents to retire debt.

We also provide forward-looking non-GAAP comparable sales, adjusted earnings per share, adjusted free cash flow, adjusted EBITDA, and adjusted tax rate, and historical and forward-looking consolidated leverage ratio. We do not provide a reconciliation of these forward-looking and historical non-GAAP measures to GAAP because the GAAP financial measure is not currently available and management cannot reliably predict all the necessary components of such non-GAAP measures without unreasonable effort or expense due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and material acquisitions, and other charges reflected in our historical results. The probable significance of each of these items is high and, based on historical experience, could be material.

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Operations information reported in accordance with GAAP to adjusted Non-GAAP Information for the three months ended September 30, 2022 and 2021.

		Three Months Ended September 30, 2022
		SG&A	% of Sales	Operating (Loss) Income	% of Sales	(Loss) Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net (Loss) Income	% of Sales

Reported GAAP		$93.9	19.3%	$(63.0)	(13.0)%	$(64.6)	(13.3)%	$4.1	(6.3)%	$(68.7)	(14.1)%
Reported GAAP diluted income per share (EPS)										$(0.73)
Release of charge for Russia business	(A)	0.7		(0.7)		(0.7)		(0.1)		(0.6)
Restructuring charges		—		0.1		0.1		0.1		—
Goodwill impairment charge		—		98.7		98.7		—		98.7
Amortization of intangibles		—		9.9		9.9		2.6		7.3
Change in fair value of contingent consideration	(B)	—		(2.2)		(2.2)		(0.6)		(1.6)
Operating tax gains	(H)	—		—		(7.3)		(2.5)		(4.8)
Other discrete tax items	(I)	—		—		—		6.2		(6.2)
Adjusted Non-GAAP		$94.6	19.5%	$42.8	8.8%	$33.9	7.0%	$9.8	29.0%	$24.1	5.0%
Adjusted diluted income per share (Adjusted EPS)										$0.25

		Three Months Ended September 30, 2021
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales

Reported GAAP		$157.2	29.8%	$101.8	19.3%	$38.6	7.3%	$30.2	5.7%	$10.0	33.1%	$20.2	3.8%
Reported GAAP diluted income per share (EPS)												$0.21
Inventory step-up amortization	(C)	0.6		—		0.6		0.6		0.3		0.3
Transaction and integration expenses	(D)	—		(1.0)		1.0		1.0		0.3		0.7
Restructuring charges		—		—		0.3		0.3		0.3		—
Amortization of intangibles		—		—		11.6		11.6		4.2		7.4
Change in fair value of contingent consideration	(B)	—		—		4.9		4.9		1.8		3.1
Adjusted Non-GAAP		$157.8	30.0%	$100.8	19.1%	$57.0	10.8%	$48.6	9.2%	$16.9	34.8%	$31.7	6.0%
Adjusted diluted income per share (Adjusted EPS)												$0.33

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net (Loss) Income to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Operations information reported in accordance with GAAP to adjusted Non-GAAP Information for the nine months ended September 30, 2022 and 2021

		Nine Months Ended September 30, 2022
		SG&A	% of Sales	Operating (Loss) Income	% of Sales	(Loss) Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net (Loss) Income	% of Sales

Reported GAAP		$284.3	19.6%	$(0.8)	(0.1)%	$(13.8)	(1.0)%	$18.2	(131.9)%	$(32.0)	(2.2)%
Reported GAAP diluted income per share (EPS)										$(0.33)
Charge for Russia business	(A)	(0.8)		0.8		0.8		0.2		0.6
Restructuring charges		—		2.3		2.3		0.6		1.7
Goodwill impairment charge		—		98.7		98.7		—		98.7
Amortization of intangibles		—		31.5		31.5		8.3		23.2
Change in fair value of contingent consideration	(B)	—		(9.0)		(9.0)		(2.3)		(6.7)
Operating tax gains	(H)	—		—		(11.2)		(3.8)		(7.4)
Other discrete tax items	(I)	—		—		—		7.6		(7.6)
Adjusted Non-GAAP		$283.5	19.6%	$123.5	8.5%	$99.3	6.9%	$28.8	29.0%	$70.5	4.9%
Adjusted diluted income per share (Adjusted EPS)										$0.73

		Nine Months Ended September 30, 2021
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax (Benefit) Expense (E)	Tax Rate	Net Income	% of Sales

Reported GAAP		$436.8	30.0%	$293.5	20.2%	$87.4	6.0%	$54.2	3.7%	$5.8	10.7%	$48.4	3.3%
Reported GAAP diluted income per share (EPS)												$0.50
Inventory step-up amortization	(C)	3.0		—		3.0		3.0		0.9		2.1
Transaction and integration expenses	(D)	—		(2.5)		2.5		2.5		0.7		1.8
Restructuring charges		—		—		4.2		4.2		1.3		2.9
Amortization of intangibles		—		—		35.2		35.2		10.6		24.6
Change in fair value of contingent consideration	(B)	—		—		16.5		16.5		5.0		11.5
Refinancing costs	(E)	—		—		—		3.7		1.0		2.7
Operating tax gains	(H)	—		—		—		(9.3)		(3.1)		(6.2)
Bond redemption	(F)	—		—		—		9.8		2.6		7.2
Pension curtailment	(G)	—		—		—		1.4		0.4		1.0
Other discrete tax items	(I)	—		—		—		—		12.3		(12.3)
Adjusted Non-GAAP		$439.8	30.2%	$291.0	20.0%	$148.8	10.2%	$121.2	8.3%	$37.5	30.9%	$83.7	5.8%
Adjusted diluted income per share (Adjusted EPS)												$0.86

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net (Loss) Income to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Reconciliation of Net (Loss) Income to Adjusted EBITDA (Unaudited)

(In millions)

The following table sets forth a reconciliation of net (loss) income reported in accordance with GAAP to Adjusted EBITDA.

		Three Months Ended September 30,			Nine Months Ended September 30,
		2022	2021	% Change	2022	2021	% Change
Net (loss) income		$(68.7)	$20.2	NM	$(32.0)	$48.4	NM
Inventory step-up amortization	(C)	—	0.6	(100.0)%	—	3.0	(100.0)%
Transaction and integration expenses	(D)	—	1.0	(100.0)%	—	2.5	(100.0)%
Stock-based compensation		0.6	3.2	(81.3)%	7.8	12.2	(36.1)%
Depreciation		9.0	9.8	(8.2)%	28.6	29.4	(2.7)%
(Release) charge for Russia business	(A)	(0.7)	—	NM	0.8	—	NM
Amortization of intangibles		9.9	11.6	(14.7)%	31.5	35.2	(10.5)%
Restructuring charges		0.1	0.3	(66.7)%	2.3	4.2	(45.2)%
Goodwill impairment charge		98.7	—	NM	98.7	—	NM
Change in fair value of contingent consideration	(B)	(2.2)	4.9	NM	(9.0)	16.5	NM
Pension curtailment	(G)	—	—	NM	—	1.4	(100.0)%
Interest expense, net		9.5	10.6	(10.4)%	26.4	34.8	(24.1)%
Other (income) expense, net		(7.4)	0.1	NM	(10.2)	4.0	NM
Income tax expense		4.1	10.0	(59.0)%	18.2	5.8	213.8%
Adjusted EBITDA (non-GAAP)		$52.9	$72.3	(26.8)%	$163.1	$197.4	(17.4)%
Adjusted EBITDA as a % of Net Sales		10.9%	13.7%		11.3%	13.6%

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net (Loss) Income to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

Reconciliation of Net Cash Provided (Used) by Operating Activities to Adjusted Free Cash Flow (Unaudited)

(In millions)

The following table sets forth a reconciliation of net cash provided (used) by operating activities reported in accordance with GAAP to Adjusted Free Cash Flow.

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Net cash provided (used) by operating activities	$88.3	$99.1	$(9.6)	$44.0
Net cash (used) provided by:
Additions to property, plant and equipment	(4.8)	(4.6)	(11.8)	(13.9)
Proceeds from the disposition of assets	—	—	0.2	—
Payments of contingent consideration	—	—	9.2	—
Adjusted free cash flow (non-GAAP)	$83.5	$94.5	$(12.0)	$30.1

Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net (Loss) Income to Adjusted EBITDA (Unaudited)

A.
Represents an impact to operating expense related to our Russia business.
B.
Represents the change in fair value of the contingent consideration for the PowerA acquisition. The change in fair value of the contingent consideration is assessed every quarter and is included as expense/income in the consolidated statements of income.
C.
Represents the amortization of step-up in the value of inventory associated with the PowerA acquisition.
D.
Represents transaction and integration expenses associated with our acquisitions.
E.
Represents the write-off of debt issuance costs and other costs associated with the Company's 2021 debt refinancing and discharge of its obligations on the senior unsecured notes due in 2024.
F.
Represents a call premium on the 2021 redemption of the senior unsecured notes due in 2024.
G.
Represents a pension curtailment related to restructuring projects.
H.
Represents certain indirect tax credits in Brazil and gains related to the release of unneeded reserves for certain operating taxes.
I.
The adjustments to income tax expense include the effects of the adjustments outlined above and discrete tax adjustments.

ACCO Brands Corporation and Subsidiaries

Supplemental Business Segment Information and Reconciliation (Unaudited)

(In millions)

	2022					2021					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss)	Margin	Net Sales	(Loss)	Items	(Loss)	Margin	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$208.5	$13.9	$5.9	$19.8	9.5%	$188.8	$(0.7)	$11.9	$11.2	5.9%	$19.7	10.4%	$8.6	76.8%	360
ACCO Brands EMEA	156.1	5.6	3.5	9.1	5.8%	156.9	16.8	4.4	21.2	13.5%	(0.8)	(0.5)%	(12.1)	(57.1)%	(770)
ACCO Brands International	77.0	4.2	2.0	6.2	8.1%	64.8	0.6	2.5	3.1	4.8%	12.2	18.8%	3.1	100.0%	330
Corporate	—	(16.9)	4.4	(12.5)		—	(17.8)	6.9	(10.9)		—		(1.6)
Total	$441.6	$6.8	$15.8	$22.6	5.1%	$410.5	$(1.1)	$25.7	$24.6	6.0%	$31.1	7.6%	$(2.0)	(8.1)%	(90)

Q2:
ACCO Brands North America	$306.6	$50.7	$6.5	$57.2	18.7%	$295.1	$53.8	$6.1	$59.9	20.3%	$11.5	3.9%	$(2.7)	(4.5)%	(160)
ACCO Brands EMEA	137.9	(1.5)	3.6	2.1	1.5%	157.0	9.9	3.9	13.8	8.8%	(19.1)	(12.2)%	(11.7)	(84.8)%	(730)
ACCO Brands International	76.5	6.3	2.3	8.6	11.2%	65.7	2.8	2.0	4.8	7.3%	10.8	16.4%	3.8	79.2%	390
Corporate	—	(0.1)	(9.7)	(9.8)		—	(16.6)	5.3	(11.3)		—		1.5
Total	$521.0	$55.4	$2.7	$58.1	11.2%	$517.8	$49.9	$17.3	$67.2	13.0%	$3.2	0.6%	$(9.1)	(13.5)%	(180)

Q3:
ACCO Brands North America	$257.2	$(78.4)	$104.2	$25.8	10.0%	$287.5	$34.6	$7.0	$41.6	14.5%	$(30.3)	(10.5)%	$(15.8)	(38.0)%	(450)
ACCO Brands EMEA	130.3	4.9	2.5	7.4	5.7%	161.1	13.4	3.9	17.3	10.7%	(30.8)	(19.1)%	(9.9)	(57.2)%	(500)
ACCO Brands International	98.1	17.3	1.9	19.2	19.6%	78.1	7.3	2.5	9.8	12.5%	20.0	25.6%	9.4	95.9%	710
Corporate	—	(6.8)	(2.8)	(9.6)		—	(16.7)	5.0	(11.7)		—		2.1
Total	$485.6	$(63.0)	$105.8	$42.8	8.8%	$526.7	$38.6	$18.4	$57.0	10.8%	$(41.1)	(7.8)%	$(14.2)	(24.9)%	(200)

Q4:
ACCO Brands North America						$271.0	$34.2	$7.7	$41.9	15.5%
ACCO Brands EMEA						187.9	21.6	3.3	24.9	13.3%
ACCO Brands International						111.4	20.9	2.0	22.9	20.6%
Corporate						—	(13.1)	2.5	(10.6)
Total						$570.3	$63.6	$15.5	$79.1	13.9%

YTD:
ACCO Brands North America	$772.3	$(13.8)	$116.6	$102.8	13.3%	$1,042.4	$121.9	$32.7	$154.6	14.8%
ACCO Brands EMEA	424.3	9.0	9.6	18.6	4.4%	662.9	61.7	15.5	77.2	11.6%
ACCO Brands International	251.6	27.8	6.2	34.0	13.5%	320.0	31.6	9.0	40.6	12.7%
Corporate	—	(23.8)	(8.1)	(31.9)		—	(64.2)	19.7	(44.5)
Total	$1,448.2	$(0.8)	$124.3	$123.5	8.5%	$2,025.3	$151.0	$76.9	$227.9	11.3%

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net (Loss) Income to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales			$ Change - Net Sales (in millions)
	GAAP	Non-GAAP		GAAP	Non-GAAP
			Comparable			Comparable
	Net Sales	Currency	Net Sales	Net Sales	Currency	Net Sales	Comparable
	Change	Translation	Change	Change	Translation	Change	Net Sales
Q1 2022:
ACCO Brands North America	10.4%	— %	10.4%	$19.7	$—	$19.7	$208.5
ACCO Brands EMEA	(0.5)%	(7.9)%	7.4%	(0.8)	(12.4)	11.6	168.5
ACCO Brands International	18.8%	(3.9)%	22.7%	12.2	(2.5)	14.7	79.5
Total	7.6%	(3.6)%	11.2%	$31.1	$(14.9)	$46.0	$456.5

Q2 2022:
ACCO Brands North America	3.9%	(0.5)%	4.4%	$11.5	$(1.4)	$12.9	$308.0
ACCO Brands EMEA	(12.2)%	(12.6)%	0.4%	(19.1)	(19.8)	0.7	157.7
ACCO Brands International	16.4%	(3.7)%	20.1%	10.8	(2.4)	13.2	78.9
Total	0.6%	(4.6)%	5.2%	$3.2	$(23.6)	$26.8	$544.6

Q3 2022:
ACCO Brands North America	(10.5)%	(0.5)%	(10.0)%	$(30.3)	$(1.3)	$(29.0)	$258.5
ACCO Brands EMEA	(19.1)%	(15.0)%	(4.1)%	(30.8)	(24.1)	(6.7)	154.4
ACCO Brands International	25.6%	(5.8)%	31.4%	20.0	(4.5)	24.5	102.6
Total	(7.8)%	(5.7)%	(2.1)%	$(41.1)	$(29.9)	$(11.2)	$515.5

2022 YTD:
ACCO Brands North America	0.1%	(0.4)%	0.5%	$0.9	$(2.7)	$3.6	$775.0
ACCO Brands EMEA	(10.7)%	(11.9)%	1.2%	(50.7)	(56.3)	5.6	480.6
ACCO Brands International	20.6%	(4.5)%	25.1%	43.0	(9.4)	52.4	261.0
Total	(0.5)%	(4.7)%	4.2%	$(6.8)	$(68.4)	$61.6	$1,516.6

(A) Comparable net sales represents net sales excluding material acquisitions and with current-period foreign operation sales translated at the prior-year currency rates.